EX-99.B-77G


                             W&R TARGET FUNDS, INC.

SUB-ITEM 77G(a):    Defaults on senior securities


     W & R Target Funds, Inc. - Bond Portfolio

Federal Mogul Corporation

$500,000  7.75% Bonds
due 7/01/06
CUSIP 313549AL1
This is a monetary default
Default date is January 30, 2002
Company filed for Chapter 11 bankruptcy protection October 1, 2001 Amount of default per $1,000 face amount is $233
Total amount of default is $116,250


     W & R Target Funds, Inc. - High Income Portfolio

Adelphia Communications Corporation

$1,000,000  9.375% Bonds
due 11/15/09
CUSIP 006848BE4
This is a monetary default
Default date is October 30, 2002
Company filed for Chapter 11 bankruptcy protection June 25, 2002
Amount of default per $1,000 face amount is $47
Total amount of default is $46,875

Adelphia Communications Corporation

$2,000,000  9.25% Bonds
due 10/01/02
CUSIP 006848AS4
This is a monetary default
Default date is October 30, 2002
Company filed for Chapter 11 bankruptcy protection June 25, 2002
Amount of default per $1,000 face amount is $46
Total amount of default is $92,500